Exhibit 99.1

Fox Factory Holding Corp. Announces First Quarter 2015 Financial Results

First Quarter 2015 Financial Results Exceed Company Expectations
Company Reiterates Fiscal 2015 Guidance

SCOTTS VALLEY, California - May 6, 2015 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the three months ended March 31, 2015.

First Quarter Fiscal 2015 Highlights

•	Sales increased 20.8% to $67.8 million compared to $56.1 million in the same period last fiscal year

•	Gross margin decreased 260 basis points to 27.7% compared to 30.3% in the same period last fiscal year

•	Net income was $0.8 million, or $0.02 per diluted share, compared to $2.9 million, or $0.08 per diluted share in the same period last fiscal year

•	Non-GAAP adjusted net income was $4.4 million, or $0.12 adjusted earnings per diluted share which is in line with the same period last fiscal year

•	Adjusted EBITDA was $9.4 million compared to $8.6 million in the same period last fiscal year

“We started off 2015 with each of our key financial results coming in ahead of our expectations for the first quarter, despite the anticipated headwinds associated with the West Coast ports slowdown,” stated Larry L. Enterline, FOX’s Chief Executive Officer. “We are very pleased our team was able to meet customer demand that we originally scheduled for the second quarter of 2015, notwithstanding the ports issue, by utilizing alternative logistics methods. While this did impact our gross margin during the quarter, we felt it was important to maintain customer satisfaction. Looking ahead, we continue to believe FOX’s expanded and diversified product offerings, combined with positive industry dynamics, position us well for growth in sales and profitability long-term.”
Sales for the first quarter of fiscal 2015 were $67.8 million, an increase of 20.8% from sales of $56.1 million in the first quarter of fiscal 2014. The increase reflects 43.5% growth in sales of powered vehicle products and 5.7% increase in sales of bike products.
Gross margin was 27.7% for the first quarter of fiscal 2015, a 260 basis point decrease from gross margin of 30.3% in the first quarter of fiscal 2014. Gross margin was negatively impacted by amortization of the inventory adjustment related to the RaceFace/Easton Cycling acquisition as well as anticipated inefficiencies caused by the West Coast ports slowdown.
Total operating expenses were $17.2 million, or 25.4% of sales, for the first quarter of fiscal 2015, compared to $12.3 million, or 21.9% of sales, in the first quarter of the prior fiscal year. The increase in operating expenses was primarily due to the inclusion of Sport Truck's and RaceFace/Easton Cycling's operating expenses, including fair value adjustments and acquisition related compensation of $2.1 million in the first quarter of fiscal 2015, with no corresponding charges in the first quarter of fiscal 2014.
Operating income was $1.5 million for the first quarter of fiscal 2015, compared to operating income of $4.7 million in the first quarter of fiscal 2014.

Net income in the first quarter of fiscal 2015 was $0.8 million, compared to $2.9 million in the first quarter of the prior fiscal year. Earnings per diluted share for the first quarter of fiscal 2015 was $0.02, compared to $0.08 in the first quarter of fiscal 2014.
Operating income and net income were both negatively impacted in the first quarter of fiscal 2015 by the aforementioned acquisition related expenses, adjustment of contingent consideration liability, and the West Coast ports slowdown.
Non-GAAP adjusted net income in the first quarter of fiscal 2015 was unchanged as compared to the first quarter of the prior fiscal year. Non-GAAP adjusted earnings per diluted share for the first quarter of fiscal 2015 was $0.12 compared to $0.12 in the first quarter of fiscal 2014 on 0.4 million higher diluted shares outstanding. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA in the first quarter of fiscal 2015 was $9.4 million, compared to $8.6 million in the first quarter of fiscal 2014. Adjusted EBITDA margin in the first quarter of fiscal 2015 was 13.8%, compared to 15.4% in the first quarter of fiscal 2014. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of March 31, 2015, the Company had cash and cash equivalents of $7.2 million. Total debt was $49.3 million, compared to $50.0 million as of December 31, 2014. Inventory was $70.6 million as of March 31, 2015, compared to $59.2 million as of December 31, 2014. As of March 31, 2015, accounts receivable and accounts payable were $31.4 million and $40.7 million, respectively, compared to December 31, 2014 balances of $39.2 million and $30.4 million, respectively. The increase in inventory and corresponding increase in accounts payable are due to seasonality in the Company’s business as it prepares for the spring selling season. The reduction in accounts receivable is also attributable to seasonality in the Company’s business as sales in the first quarter of each year are typically the Company’s lowest of the year.

Fiscal 2015 Guidance
For the second quarter of fiscal 2015, the Company expects sales in the range of $90 million to $94 million and non-GAAP adjusted earnings per diluted share in the range of $0.23 to $0.27.
For the fiscal year 2015, the Company reiterates that it expects sales in the range of $333 million to $357 million and non-GAAP adjusted earnings per diluted share in the range of $0.88 to $1.00 based on approximately 38 million weighted average diluted shares outstanding.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, certain acquisition related adjustments and expenses, contingent consideration valuation adjustment, and offering expenses.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 407-4018, and international listeners may dial (201) 689-8471; the conference ID is 13607480. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, costs of its secondary and shelf offerings, acquisition related expenses, and certain non-recurring items, net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, and certain other acquisition related or non-recurring items that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

Fox Factory Holding Corp.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	As of	As of
	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,204	$4,212
Accounts receivable (net of allowance for doubtful accounts of $358 and $348 at March 31, 2015 and December 31, 2014, respectively)	31,442	39,221
Inventory	70,571	59,191
Prepaids and other current assets	7,151	6,257
Deferred tax assets	4,485	4,298
Total current assets	120,853	113,179
Property, plant and equipment, net	20,486	19,759
Goodwill	59,153	58,745
Intangibles, net	63,297	65,184
Other assets	1,398	1,570
Total assets	$265,187	$258,437
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,749	$30,371
Accrued expenses	11,075	12,128
Liability reserve for uncertain tax positions	7,809	7,785
Current portion of long-term debt	2,837	2,837
Current portion of contingent consideration	7,854	7,704
Total current liabilities	70,324	60,825
Long-term debt, less current portion	46,453	47,163
Deferred rent	673	681
Deferred tax liabilities	7,153	7,414
Contingent consideration, less current portion	13,450	13,548
Total liabilities	138,053	129,631

Stockholders’ equity
Preferred stock, $0.001 par value—10,000 authorized and no shares issued or outstanding as of March 31, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value—90,000 authorized; 37,161 shares issued and 36,872 outstanding as of March 31, 2015; 37,117 shares issued and 37,078 outstanding as of December 31, 2014	37	37
Additional paid-in capital	94,630	97,006
Accumulated other comprehensive loss	(472)	(406)
Retained earnings	32,939	32,169
Total stockholders’ equity	127,134	128,806
Total liabilities and stockholders’ equity	$265,187	$258,437

Fox Factory Holding Corp.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended March 31,
	2015	2014
Sales	$67,788	$56,108
Cost of sales	49,005	39,091
Gross profit	18,783	17,017
Operating expenses:
Sales and marketing	5,297	3,844
Research and development	3,402	3,135
General and administrative	4,641	3,930
Amortization of purchased intangibles	1,840	1,361
Fair value adjustment of contingent consideration and acquisition related compensation	2,064	—
Total operating expenses	17,244	12,270
Income from operations	1,539	4,747
Other expense, net:
Interest expense	330	110
Other income, net	(15)	(32)
Other expense, net	315	78
Income before income taxes	1,224	4,669
Provision for income taxes	454	1,728
Net income	$770	$2,941
Earnings per share:
Basic	$0.02	$0.08
Diluted	$0.02	$0.08
Weighted average shares used to compute earnings per share:
Basic	37,052	36,419
Diluted	37,941	37,566

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income, a non-GAAP financial measure, and the calculation of non-GAAP adjusted earnings per share for the three months ended March 31, 2015 and 2014. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended March 31,
	2015	2014
Net income	$770	$2,941
Amortization of purchased intangibles	1,840	1,361
Fair value adjustment of contingent consideration and acquisition related compensation (1)	2,064	—
Other acquisition and integration related expenses (2)	1,626	1,025
Offering expense (3)	225	—
Tax impacts of reconciling items above (4)	(2,135)	(883)
Non-GAAP adjusted net income	$4,390	$4,444

Non-GAAP adjusted EPS
Basic	$0.12	$0.12
Diluted	$0.12	$0.12

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,052	36,419
Diluted	37,941	37,566

(1) Represents $2,012 of amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense and $52 related to the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual performance, current assumptions regarding volatility, interest rates and forecasted 2015 and 2016 performance.
(2) Represents various acquisition related items including the impact of the finished goods inventory valuation adjustment recorded in the Race Face/Easton Cycling acquisition of $1,084, and acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $542.
(3) Represents costs and expenses incurred related to the shelf registration statement filed in March 2015.
(4) Tax impacts were calculated using the respective effective tax rate.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA, a non-GAAP financial measure, and the calculation of adjusted EBITDA margin for the three months ended March 31, 2015 and 2014. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended March 31,
	2015	2014
Net income	$770	$2,941
Depreciation and amortization	2,867	2,038
Stock based compensation (1)	1,052	821
Fair value adjustment of contingent consideration and acquisition related compensation (2)	2,064	—
Other acquisition and integration related expenses (3)	1,626	1,025
Offering expense (4)	225	—
Provision for income taxes	454	1,728
Other expense, net (5)	315	78
Adjusted EBITDA	$9,373	$8,631

(1) Represents non-cash, stock based compensation.
(2) Represents $2,012 of amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense and $52 related to the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual performance, current assumptions regarding volatility, interest rates and forecasted 2015 and 2016 performance.
(3) Represents various acquisition related items including the impact of the finished goods inventory valuation adjustment recorded in the Race Face/Easton Cycling acquisition of $1,084, and acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $542.
(4) Represents costs and expenses incurred related to the shelf registration statement filed in March 2015.
(5) Other expense, net includes interest expense, foreign currency transaction gain or loss, gain or loss on the disposal of fixed assets, and other miscellaneous items.

The calculation of adjusted EBITDA margin is as follows:	For the three months ended March 31,
	2015	2014
Adjusted EBITDA	$9,373	$8,631
Divided by sales	67,788	56,108
Adjusted EBITDA margin	13.8%	15.4%

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to incorporate Sport Truck and Race Face/Easton into its current business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in its planned transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in connection with such transition; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com